COMSTOCK ACQUIRES PLAIN SIGHT INNOVATIONS CORPORATION
Extensive Portfolio of Pioneering Clean Technologies; Cellulosic Biofuels
VIRGINIA CITY, NEVADA, September 9, 2021 – Comstock Mining Inc. (NYSE: LODE) (“Comstock” and the “Company”) today announced its acquisition of 100% of the issued and outstanding equity of Plain Sight Innovations Corporation (“PSI”) in exchange for 8,500,000 restricted shares of its common stock, and all of the intellectual property assets of PSI’s affiliate, FLUX Photon Corporation (“FPC”), in exchange for a performance-based cash payment equal to 20% of the Company’s future consolidated net cash flow from operations up to $18,000,000.
PSI’s management team has deep experience in a diverse array of industries, including renewable fuels, hazardous waste, agriproducts, and other commodities with almost thirty years of clean technology research, development, and commercialization expertise, with an emphasis on the extraction and valorization of natural resources.
PSI owns an array of patented, patent-pending and proprietary process technologies that were designed to convert low cost, ubiquitous woody biomass feedstocks into cellulosic ethanol, while producing a portfolio of co-products, including renewable diesel and an extraordinary new form of biomass-derived crystalline graphite, or biographite, with compelling applications in the production of carbon neutral batteries and other electrification components. PSI also operates a commercial pilot cellulosic fuel facility based on its technologies in Wisconsin, where it has already proven the ability to efficiently convert various forms of woody biomass into cellulosic ethanol and co-product precursors for renewable diesel, biographite, bioplastics, and a portfolio of carbon neutral alternatives to fossil fuels.
The Path to Decarbonization is in Plain Sight
The transportation sector is expected to dramatically increase the production of electric vehicles to more than 30% of all auto sales by 2030. However, more than two thirds of the energy required to power those electric vehicles is expected to come from burning fossil fuels, and the direct combustion of liquid fuels will most certainly continue to be the dominant source of power for transportation for decades. Burning less, burning smarter, and reusing emissions are therefore critical objectives as the world moves to clean energy and decarbonization.
“Renewable fuels provide a critical pathway for decarbonization, however, most current forms of renewable fuel draw from the same pool of conventional feedstocks, including corn and various vegetable oils in the U.S., and the entire universe of those feedstocks only represents a tiny fraction of the domestic burn,” said David Winsness, PSI’s founder and Chief Executive Officer. “Unfortunately, the lifecycle carbon benefits of growing, harvesting, and using conventional feedstocks are extremely limited. Our technologies were designed to address that dilemma by converting abundantly available forestry wastes, short rotation energy crops, and other low-cost sources of woody biomass into natural liquid fuels with vastly superior benefits for a fraction of the refining costs of conventional renewable fuels.”
The U.S. Department of Energy has estimated that more than one billion tons of forestry wastes and other forms of biomass will be produced annually by 2027 with continued growth thereafter. That’s enough new feedstock to produce as much as 70 billion gallons per year of advanced carbon neutral fuels with PSI’s proven technologies, or more than one third of the U.S. transportation demand on an energy equivalent basis.
Cellulosic Fuels
“That’s enough feedstock to rapidly neutralize motor fuel emissions in conjunction with America’s transition to electrification and renewable energy,” added Winsness. “PSI’s cellulosic fuels facilities will be the first of their kind, with an expected financial, natural, and social impact far in excess of any other platform, renewable or otherwise.”

PSI’s first facility is expected to scale up to an initial capacity exceeding 330,000 tons per year of forestry wastes over its first three years of operations, as it extracts, converts, and refines biomass into ethanol, renewable diesel fuel, and biographite to generate annualized revenues exceeding $86,000,000, $173,000,000, and $346,000,000 per year during the facility’s first three full years of operations, respectively, as shown in the following summary projections:
        2023    2024    2025    2026
Throughput (tons per year)        33,000    85,500    165,000    330,000
Revenue ($000s per year)        $    34,626    $    86,565    $    173,131    $    346,262
Comstock’s Executive Chairman and Chief Executive Officer, Corrado DeGasperis, commented: “Cellulosic fuel production, like lithium-ion battery recycling and industrial hemp production, is poised for, and we are planning for, exponential growth. Our guidance for these three businesses represents just one facility each and we are planning for over one hundred cellulosic fuel facilities in the U.S. alone. That level of production barely dents the transportation fuels market, yet it represents a meaningful impact on shifting consumption and the resulting decarbonization.”
Ecosystem of Strategic Feedstocks, Processes, and Products
PSI’s technologies are especially important to the Company’s plans to build a synergistic ecosystem of strategic lines of business and production facilities with complimentary feedstocks and products, supported by world class technological and engineering talent. The Company’s ability to systemically discover, develop, engineer, manufacture and commission its own solutions, represents a remarkable competitive advantage that enables speed.
Benchmark Mineral Intelligence estimates that the major automakers have committed over $300 billion to developing electric vehicles (“EVs”) and that over 2,000 GWh of lithium-ion battery (“LIB”) production capacity is in the pipeline. That amount of production in turn equates to 1.4 million tons of new annual graphite demand by 2028. Conventional graphite comes from natural deposits or the carbonization of petroleum products, with market values ranging from about $10,000 per ton for natural graphite to $20,000 per ton for synthetic graphite.
DeGasperis continued: “Most of my relevant experience comes from managing the global manufacturing of carbon-based, material-science products, particularly synthetic graphite. I was literally stunned by PSI’s discovery of a natural source of carbon neutral biographite. When we consider that every cathode in every lithium-ion battery needs an anode, and most anodes are made from synthetic graphite which is substantially all produced with carbon intensive fossil fuel derivatives, then we understand that that industry is not climate smart or clean. We can fundamentally change the game by introducing the world’s first scalable carbon neutral alternative to fossil fuel derived graphite.”
PSI’s intellectual property portfolio also includes remarkably advanced new approaches to carbon capture and utilization, atmospheric water harvesting, waste heat and energy recovery, and industrial photosynthesis for terascale decarbonization and the sustainable production of very large agricultural outputs for fractional inputs.
About Comstock Mining Inc.
Comstock Mining Inc. (NYSE: LODE) (the “Company”) is an emerging innovator and leader in the sustainable extraction, valorization, and production of scarce natural resources, with a focus on high value strategic materials that are essential to meeting the rapidly increasing global demand for clean energy, carbon-neutrality, and natural products. To learn more, please visit www.comstockmining.com.
Forward-Looking Statements
This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so.
Forward-looking statements include statements about matters such as: future industry market conditions; future explorations or acquisitions; future changes in our exploration activities; future prices and sales of, and demand for, our products; land entitlements and uses; permits; production capacity and operations; operating and overhead costs; future capital expenditures and their impact on us; operational and management changes (including changes in the

Board of Directors); changes in business strategies, planning and tactics; future employment and contributions of personnel, including consultants; future land sales; investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives, including the nature, timing and accounting for restructuring charges, derivative assets and liabilities and the impact thereof; contingencies; litigation, administrative or arbitration proceedings; environmental compliance and changes in the regulatory environment; offerings, limitations on sales or offering of equity or debt securities, including asset sales and associated costs; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, taxes, earnings and growth. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: adverse effects of climate changes or natural disasters; adverse effects of global or regional pandemic disease spread or other crises; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, mercury remediation and lithium, nickel and cobalt recycling, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration or mercury remediation, metal recycling, processing or mining activities; costs, hazards and uncertainties associated with precious metal based activities, including environmentally friendly and economically enhancing clean mining and processing technologies, precious metal exploration, resource development, economic feasibility assessment and cash generating mineral production; costs, hazards and uncertainties associated with mercury remediation, metal recycling, processing or mining activities; contests over our title to properties; potential dilution to our stockholders from our stock issuances, recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting our businesses; permitting constraints or delays; ability to achieve the benefits of business opportunities that may be presented to, or pursued by, us, including those involving battery technology, mercury remediation technology and efficacy, quantum computing and advanced materials development, and development of cellulosic technology in bio-fuels and related carbon-based material production; ability to successfully identify, finance, complete and integrate acquisitions, joint ventures, strategic alliances, business combinations, asset sales, and investments that we may be party to in the future; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, lithium, nickel, cobalt, cyanide, water, diesel, gasoline and alternative fuels and electricity); changes in generally accepted accounting principles; adverse effects of war, mass shooting, terrorism and geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the Securities and Exchange Commission; potential inability to list our securities on any securities exchange or market or maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows, or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund or any other issuer.

Contact Information
Comstock Mining Inc. P.O. Box 1118 Virginia City, NV 89440 www.comstockmining.com	Corrado De Gasperis Executive Chairman & CEO Tel (775) 847-4755 degasperis@comstockmining.com	Zach Spencer Director of External Relations Tel (775) 847-5272 Ext.151 questions@comstockmining.com